Exhibit 99.1

Investor Contacts:

Tim Conley, SVP Finance & CFO

Tumbleweed Communications Corp.

650-216-2000

tim.conley@tumbleweed.com

Charles Messman/Todd Kehrli

MKR Group Inc.

323-468-2300

tmwd@mkr-group.com

TUMBLEWEED REPORTS FINANCIAL RESULTS

FOR THIRD QUARTER OF 2006

Record Revenue of $45.3 Million Reported for First Nine Months of 2006

REDWOOD CITY, CA – October 26, 2006 – Tumbleweed® Communications Corp. (NASDAQ: TMWD), a leading provider of messaging security products, today reported financial results for its third quarter ended September 30, 2006. Tumbleweed reported record revenue of $45.3 million for the first nine months of 2006, an increase of 19% year-over-year, in addition to generating record non-GAAP income of $2.5 million, or $0.05 per share, for the first nine months of the year. The GAAP net loss for the first nine months of 2006 was $3.4 million, which included stock-based compensation expense of $3.8 million under SFAS 123R and $2.1 million for the amortization of intangible assets.

“I am pleased with the strong financial results for the first nine months of 2006,” said James P. Scullion, Chief Executive Officer of Tumbleweed. “We have delivered record revenue and non-GAAP profitability, while also focusing on our strategic direction and making changes needed to position us for future growth,” continued Scullion.

“In the third quarter, we saw an increase in orders for our MailGate email security suite that we believe reflects our introduction of new product releases. Recently, we announced key executive appointments to our management team; Jim Flatley as our Executive Vice President of Field Operations and Dr. Taher Elgamal as our Chief Technology Officer. Our management team is now complete and we are in a position to increase our sales reach, expand our product portfolio, and improve brand awareness, all of which support our goal of becoming the leader in the messaging security marketplace,” concluded Scullion.

Financial Results

Tumbleweed reported revenue in Q3-06 of $15.1 million, compared to $13.7 million in Q3-05; a net loss of $1.4 million, compared to a net loss of $538,000 in Q3-05; and non-GAAP income of $172,000 in Q3-06, compared to non-GAAP income of $512,000 in Q3-05. Net loss per share for Q3-06 was $(0.03) and Q3-05 was $(0.01). Non-GAAP income per share for Q3-06 was $0.00, compared to $0.01 in Q3-05.

For the first nine months of 2006, Tumbleweed reported record revenue of $45.3 million, compared to $38.2 million for the first nine months of 2005; a net loss for the first nine months of 2006 of $3.4 million, compared to a net loss of $2.5 million in the first nine months of 2005; and record non-GAAP income for the first nine months of 2006 of $2.5 million, compared to non-GAAP income of $378,000 for the first nine months of 2005. Net loss per share for the first nine months of 2006 was $(0.07), compared to $(0.05) for the first nine months of 2005. Non-GAAP income per share for the first nine months of 2006 was a record $0.05, compared to non-GAAP income per share of $0.01 in the first nine months of 2005.

The net loss and the net loss per share amounts in 2006 include the effect of the adoption of Statement of Financial Accounting Standards (“SFAS”) 123 (revised 2004), Share-Based Payment (“SFAS 123R”) related to stock-based compensation. During the three and nine months ended September 30, 2006, Tumbleweed recorded stock-based compensation expense of $1.1 million and $3.8 million, respectively.

Q3-06 and Year-to-Date Highlights:

•	Revenue of $15.1 million in Q3-06, an increase from $13.7 million in Q3-05.

•	Revenue increased to a record $45.3 million in the first nine months of 2006, an increase of 19% over the first nine months of 2005.

•	Non-GAAP income in Q3-06 was $172,000, as compared to $512,000 in Q3-05. Q3-06 includes approximately $325,000 in expense related to changes in Sales management.

•	Non-GAAP income in the first nine months of 2006 increased to $2.5 million, or $0.05 per share, from non-GAAP income of $378,000, or $0.01 per share for the first nine months of 2005.

•	Cash increased by $1.6 million during Q3-06 to $30.4 million at September 30, 2006.

•	Cash flow from operations was $1.9 million in Q3-06. Tumbleweed has achieved positive cash flow from operations in each of the past eight quarters, for a total of $9.4 million during that period.

•	Tumbleweed added 300 new customers in Q3-06, bringing its total active customer count to approximately 2,300.

Jim Flatley Appointed as Executive Vice President, Field Operations

In July, Tumbleweed announced the appointment of Jim Flatley as Executive Vice President, Field Operations, responsible for sales, professional services, channels and global support. Mr. Flatley most recently served as the Executive Vice President of Sales, Services & Marketing at Network General Corporation. He has held executive sales positions at Aspect Communications, Plumtree Software, Siebel, and AT&T, after starting his career at IBM.

Taher Elgamal Appointed as Chief Technology Officer

Tumbleweed earlier this month announced that Dr. Taher Elgamal joined Tumbleweed as its Chief Technology Officer.  As CTO, Dr. Elgamal will lead the development and technology initiatives for the Company and will work closely with customers in developing next generation secure messaging products. Dr. Elgamal was formerly the Chief Scientist at Netscape and has served on the many boards of technology companies, including RSA and Phoenix Technologies. Dr. Elgamal is recognized as the inventor of Secure Socket Layer technology – the standard used today for ecommerce across the Internet.

Recent Announcements

•

Tumbleweed launched its new MailGate 6500 email security appliance. This advanced appliance product is targeted for large corporate enterprises and can process over one million messages per hour and offers a comprehensive solution for policy based email security. We believe the 6500 sets new standards for performance, enterprise scalability and ease of use allowing companies to lower costs by consolidating on fewer appliances and security point solutions.

•

Tumbleweed announced the availability of Tumbleweed SecureTransport 4.6, the latest version of its award-winning enterprise managed file transfer solution, which offers exceptional enterprise performance, meeting the high volume file transfer demands of some of the largest institutions in the world.

•

Tumbleweed also introduced Validation Authority 4.9, which includes key certifications for Homeland Security Presidential Directive 12 (HSPD-12) and Common Criteria Evaluation Assurance Level (EAL) 3. These certifications qualify Tumbleweed for the most demanding government and commercial PKI installations.

Fourth Quarter 2006 Financial Outlook

•	Tumbleweed currently estimates that revenue in the fourth quarter of 2006 will be between $14.0 million and $15.5 million.

•	Net loss for the fourth quarter of 2006 is currently expected to be between $1.9 million to $1.2 million, or $(0.04) to $(0.02) per share.

•

Non-GAAP results are currently expected to range from a loss of $200,000 to income of $500,000, or $(0.00) to $0.01 per share. Included in the estimated operating expenses for the fourth quarter is approximately $450,000 for organizational changes in R&D and Sales. Per share amounts are based on approximately 50.3 million basic and diluted shares. Non-GAAP net loss excludes amortization of intangible assets estimated to be $500,000 and stock-based compensation expense estimated to be approximately $1.2 million.

Conference Call Information

Tumbleweed management will host a conference call at 2:00 p.m. Pacific (5:00 p.m. Eastern) today to discuss these results. The call can be accessed by dialing 800-218-4007 and giving the company name, “Tumbleweed.” Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. A replay of the conference call will be available two hours after the call for the following five business days by dialing 800-405-2236 and entering the following pass code: 11071629#. Also, the conference call together with supplemental financial information will be available over the Internet at http://www.tumbleweed.com in the Investor Relations area of the site or by going to http://www.mkr-group.com.

Non-GAAP Information

The non-GAAP financial information included in this press release is not prepared in accordance with generally accepted accounting principals (“GAAP”) as it excludes amortization of intangible assets, stock-based compensation expense, and merger-related and other costs. Management believes that the presentation of non-GAAP information may provide useful information to investors because Tumbleweed has historically provided this information and understands that some investors consider it useful in evaluating Tumbleweed's expenses. Management also uses this non-GAAP information, along with GAAP information, in evaluating Tumbleweed's expenses and to compare Tumbleweed’s performance with that of its competitors. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Safe Harbor Statement

Tumbleweed cautions that forward-looking statements contained in this press release are based on current plans and expectations, and that a number of factors could cause the actual results to differ materially from the guidance given at this time. These factors are described in the Safe Harbor statement below.

Except for the historical information contained herein, the matters discussed in this press release may constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected, particularly with respect to its expectations about Tumbleweed's financial outlook for the fourth quarter of 2006 and for 2006 as a whole, as well as its beliefs about Tumbleweed's position with respect to its future growth, sales reach, product portfolio expansion, brand awareness, leadership in the messaging security marketplace, and the features, performance and qualifications of its products.

In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. For further cautions about the risks of investing in Tumbleweed, we refer you to the documents Tumbleweed files from time to time with the Securities and Exchange Commission, particularly Tumbleweed's Form 10-K filed March 16, 2006 and Form 10-Q filed August 8, 2006, and such filings for the periods referred to above, to be filed subsequently.

Tumbleweed assumes no obligation to update information contained in this press release. Although this release may remain available on Tumbleweed's website or elsewhere, its continued availability does not indicate that Tumbleweed is reaffirming or confirming any of the information contained herein as of a later date.

About Tumbleweed Communications Corp.

Tumbleweed provides world-class innovative messaging security solutions for organizations of all sizes. Organizations rely on Tumbleweed's solutions to securely manage their Internet communications, spanning email management to file transfers. Tumbleweed has over 2,300 customers worldwide, representing industries in Finance, Healthcare, and Government. Many of the world’s most security conscious organizations rely upon Tumbleweed technology including Bank of America Securities, JP Morgan Chase & Co., the U.S. Food and Drug Administration, and the U.S. Department of Defense. Our award-winning products build on thirteen years of R&D and 25 security patents in the U.S. alone – many of which are licensed by other security vendors, http://www.tumbleweed.com/company/patents/patent_licenses.html.  For more information, visit www.tumbleweed.com.

Tumbleweed, MailGate, SecureTransport and Validation Authority are either registered trademarks or trademarks of Tumbleweed Communications Corp. in the United States and/or other countries. All other trademarks are the property of their respective owners.

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____________________________________________________________________________________________________________

                               Tumbleweed Communications Corp.
                            Condensed Consolidated Balance Sheets
                                     September 30, 2006
                                         (in 000s)

                                                              9/30/2006           12/31/2005
                                    ASSETS                   (unaudited)         (unaudited)
                                    ------               ------------------  -------------------

CURRENT ASSETS
  Cash and cash equivalents                                      $  30,437            $  26,952
  Accounts receivable, net                                           9,957                9,068
  Other current assets                                               1,904                1,311
                                                         ------------------  -------------------
     TOTAL CURRENT ASSETS                                           42,298               37,331
                                                         ------------------  -------------------

Goodwill                                                            48,074               48,074
Intangible assets, net                                               1,909                3,978
Property and equipment, net                                          1,486                1,076
Other assets                                                           585                  645
                                                         ------------------  -------------------
                TOTAL ASSETS                                     $  94,352            $  91,104
                                                         ==================  ===================

                             LIABILITIES & EQUITY
                             --------------------
CURRENT LIABILITIES
  Accounts payable                                                $    530             $    527
  Accrued liabilities                                                6,047                6,058
  Accrued merger-related and other costs                               139                  178
  Deferred revenue                                                  19,893               17,935
                                                         ------------------  -------------------
     TOTAL CURRENT LIABILITIES                                      26,609               24,698
                                                         ------------------  -------------------
LONG TERM LIABILITIES
  Accrued merger-related and other costs,
    excluding current portion                                            -                   55
  Deferred revenue, excluding current portion                        4,940                5,011
  Other long term liabilities                                           82                  123
                                                         ------------------  -------------------
     TOTAL LONG TERM LIABILITIES                                     5,022                5,189
                                                         ------------------  -------------------
     TOTAL LIABILITIES                                              31,631               29,887
                                                         ------------------  -------------------
STOCKHOLDERS' EQUITY
  Common stock                                                          51                   50
  Additional paid-in capital                                       358,112              353,424
  Treasury stock                                                      (796)                (796)
  Deferred stock compensation expense                                    -                 (165)
  Accumulated other comprehensive loss                                (581)                (593)
  Accumulated deficit                                             (294,065)            (290,703)
                                                         ------------------  -------------------
     TOTAL STOCKHOLDERS' EQUITY                                     62,721               61,217
                                                         ------------------  -------------------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                         $  94,352            $  91,104
                                                         ==================  ===================

____________________________________________________________________________________________________________

                                    Tumbleweed Communications Corp.
                            Condensed Consolidated Statements of Operations
                                          September 30, 2006
                                   (in 000s, except per share data)

                                                    Three Months Ended              Nine Months Ended
                                                      September 30,                   September 30,
                                                       (unaudited)                     (unaudited)
                                               -----------------------------   ----------------------------
                                                     2006           2005             2006          2005
                                               -------------- --------------   ------------- --------------
 REVENUES
  Product revenue                                 $    7,273      $   6,736      $   19,952      $  16,449
  Service revenue                                      7,469          6,593          22,067         19,142
  Intellectual property and other revenue                357            351           3,281          2,592
                                               -------------- --------------   ------------- --------------
     NET REVENUE                                      15,099         13,680          45,300         38,183
                                               -------------- --------------   ------------- --------------
 COST OF REVENUE
 Cost of product and service revenue (1)               3,235          2,298           8,073          6,083
 Amortization of intangible assets                       234            510           1,233          1,530
                                               -------------- --------------   ------------- --------------
 GROSS PROFIT                                         11,630         10,872          35,994         30,570

 OPERATING EXPENSES
  Research and development (1)                         3,783          3,279          11,003          9,186
  Sales and marketing (1)                              6,937          6,539          19,986         19,179
  General and administrative (1)                       2,365          1,517           8,314          4,437
  Amortization of intangible assets                      204            321             837            963
  Merger-related and other costs                           -              -               -            (96)
                                               -------------- --------------   ------------- --------------
 TOTAL OPERATING EXPENSES                             13,289         11,656          40,140         33,669
                                               -------------- --------------   ------------- --------------
 OPERATING LOSS                                       (1,659)          (784)         (4,146)        (3,099)
 Other income, net                                       278            250             843            655
                                               -------------- --------------   ------------- --------------
 NET LOSS BEFORE TAXES                                (1,381)          (534)         (3,303)        (2,444)
  Provision for income taxes                              (7)             4              59             23
                                               -------------- --------------   ------------- --------------
 NET LOSS                                         $   (1,374)     $    (538)     $   (3,362)     $  (2,467)
                                               ============== ==============   ============= ==============

BASIC AND DILUTED NET LOSS PER SHARE              $    (0.03)     $   (0.01)     $    (0.07)     $   (0.05)
                                               ============== ==============   ============= ==============

RECONCILIATION TO NON-GAAP NET INCOME (LOSS)
NET LOSS                                          $  (1,374)      $    (538)     $   (3,362)     $  (2,467)
  Stock-based compensation expense                    1,108             219           3,765            448
  Amortization of intangible assets                     438             831           2,070          2,493
  Merger-related and other costs                          -               -               -            (96)
                                               -------------- --------------   ------------- --------------
NON-GAAP NET INCOME (LOSS)                        $     172       $     512      $    2,473      $     378
                                               ============== ==============   ============= ==============

NON-GAAP BASIC AND DILUTED NET
  INCOME (LOSS) PER SHARE                         $    0.00       $    0.01      $     0.05      $    0.01
                                               ============== ==============   ============= ==============

WEIGHTED AVERAGE SHARES:
   BASIC                                             50,111          48,767          49,905         48,419
   DILUTED                                           50,111          48,767          49,905         48,419

(1) Stock-based compensation expense is
    classified as follows:

  Cost of product and service revenue            $       35       $      (1)     $      112      $       1
  Research and development                              442             138             969            221
  Sales and marketing                                   144              46             500            114
  General and administrative                            487              36           2,184            112
                                               -------------- --------------   ------------- --------------
                                                 $    1,108       $     219      $    3,765      $     448
                                               ============== ==============   ============= ==============